Exhibit 10.1

Cooperation Agreement

Party A (supplier): Jinxuan (Hainan) Holding Group Co., Ltd.

Residence:

Contact:

Party B (buyer): Tianjin Zhongsheng United Automobile Trading Co., Ltd

Address:

Contact:

In view of the fact that Party A has the advantage of international car source channels and is committed to the long-term development of the global luxury brand car procurement supply chain system; Party B has the qualification of parallel import cars, and has stable sales channels and mature new media publicity paths. Based on the principles of honesty and trustworthiness and mutual benefit, and in accordance with the relevant provisions of the Civil Code of the People’s Republic of China, Party A and Party B sign this Agreement on the cooperation between the two parties to jointly carry out the sales of parallel imported cars and duty-free cars, channel publicity and related business cooperation. to comply with it.

Article 1 Objectives of Cooperation

Through this strategic cooperation, the two parties will make full use of their respective advantages and achieve complementary resources to promote the success of their future market expansion strategies, gain market share, and achieve greater business value goals.

Article 2 Methods of Cooperation

1. Both parties make use of their respective advantageous resources to complement each other, give full play to their respective advantages, and strive to carry out multi-party and close cooperation in the corresponding links such as duty-free cars, parallel imported cars, supply chain finance, capital pallets, bonded warehouse cooperation, etc., so as to promote the overall improvement of the business of both parties, increase market share, and improve brand reputation and company visibility.

2. The two sides can also choose resource sharing and jointly develop new projects and new models according to the actual situation of their own resources, including but not limited to full and close cooperation in supply chain finance, vehicle sales, customs brokers and other systems. For new projects jointly developed by the two parties, a new cooperation agreement shall be signed according to the specific project situation, and the relevant content shall be agreed.

3. During the cooperation period, Party B takes China as the main sales area, and both parties will jointly abide by the relevant provisions of the current laws and regulations of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan for the purpose of this agreement).

4. Cooperation period: [24] months from the effective date of this agreement. The standard of business volume completed by Party B during the cooperation period is: not less than USD100,000,000.

Article 3 Rights and Obligations of the Parties

1. In order to achieve the purpose of this contract, Party A shall provide Party B with the source of the vehicle, real-time quotation, all documents of the vehicle, and the approval procedures required for customs clearance, and ensure that all materials provided to Party B are true and valid documents

2. Party B shall ensure that the purchase price is paid to Party A on time and in full, and the vehicle shall be accepted in accordance with the manner agreed by both parties in advance.

3. Party B acknowledges and agrees that the vehicles under this contract are not duty-free vehicles or parallel imported vehicles produced according to Chinese specifications, and the situation of the vehicles shall be subject to the current situation at the time of delivery.

4. Once Party B confirms that the specific information of the vehicle ordered by Party A is correct, Party B shall not terminate the transaction without reason.

5. In view of the fact that the vehicles traded under this contract are all imported vehicles, Party B shall not request Party A for a refund for any reason after the vehicle inspection is delivered.

6. Party A guarantees that the vehicles provided to Party B under this contract are brand new imported vehicles, with proper sources and true and effective procedures.

7. Party A actively cooperates with Party B to assist Party B in vehicle acceptance, business guidance, etc., and keeps the relevant information provided by Party B confidential.

8. If some parts of the vehicle (including the electrical part, etc.) need to be adjusted and installed in the delivery area designated by Party B due to language format, signal format and other reasons, Party B knows and acknowledges this and shall truthfully inform the customer.

Article 4 Liability for breach of contract

1. Any party that fails to perform its obligations under this Agreement or delays in performing its contractual obligations shall be deemed to be in breach of contract, and shall be compensated for any loss caused to the non-breaching party.

2. The losses in this contract refer to the direct loss of interests, the loss of expected benefits, the loss of goodwill, and all reasonable expenses (including but not limited to litigation fees, attorney fees, travel expenses, preservation fees, litigation property preservation liability insurance premiums, announcement fees, etc.) incurred by the non-breaching party for safeguarding its legal rights.

Article 5 Force Majeure

1. If the performance of this contract is difficult or impossible due to natural disasters such as fires and earthquakes, wars, turmoil, national government policies and regulations/changes, strikes, epidemics and other force majeure factors beyond the control of both parties, the affected party shall inform the other party of the occurrence and impact of the force majeure factors within 24 hours of becoming aware of the occurrence of the force majeure factors.

2. If Party A is unable to deliver goods to Party B on time or Party B is unable to deliver the goods on time, or Party B is unable to perform other responsibilities under the contract, the time for performing the relevant obligations will be extended, and the extension period will be the same as the force majeure period, but the contract price will not be changed as a result.

3. After the occurrence of force majeure, both parties shall strive to take necessary measures to closely cooperate to reduce the impact of force majeure. The other party shall be notified immediately after the effects of force majeure have been eliminated.

Article 6 Confidentiality Clause

1. Both parties shall be obliged to keep confidential this Agreement, the content of cooperation between the two parties and the relevant data, information and materials learned from the performance of this Agreement, and the confidentiality period shall be three years from the date of termination of the contract. Without the prior written permission of the other party or otherwise provided by law, the relevant information shall not be provided, disclosed to any third party or licensed to be used by a third party, nor shall the relevant information be used for any purpose other than the cooperation project under this agreement. At the request of the owner of the information and data, the other company shall return the confidential information and confidential data received to the owner, or destroy the confidential information and confidential data under the instructions of the owner, and the electronic documents shall be permanently deleted from a computer or other storage device.

2. This clause shall not be invalid due to the cancellation or termination of the contract.

Article 7 Dispute Resolution Clause

All disputes arising during the performance of this Agreement shall be resolved through negotiation between the two parties; If the negotiation fails, either party may file a lawsuit with the people’s court where Party A is located. The signing, interpretation, modification, performance and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan for the purposes of this Agreement).

Article 8 Effectiveness of the Agreement and Others

1. This Agreement shall be executed in duplicate by both parties, and this Agreement shall come into force after both parties affix the contract seal/official seal.

2. The address and other contact information provided by both parties in this Agreement shall be a valid method of service, and one party shall mail according to this address, and shall be deemed to have been delivered in the event of refusal or inability to deliver the mail. If one party changes the method of service, it shall perform the notification obligation to the other party, otherwise it shall bear all legal liabilities and consequences arising therefrom.

3. If some of the provisions of this Agreement are invalid, the validity of the other provisions shall not be affected.

4. Both parties guarantee that they have the right to enter into this agreement, that their agents have been fully authorized and that they are legally responsible for the acts of their agents, and that they are legally responsible for the acts of their employees, the contact persons agreed in this agreement and other personnel appointed by Party B to perform this agreement.

5. Matters not covered in this Agreement shall be determined by the two parties separately through negotiation and in the form of a written supplementary agreement. As an integral part of this Agreement, the Supplemental Agreement shall have the same legal effect as this Agreement.

(No text below)

Party A (seal):	Party B (seal):

Date of Signing: July 1, 2024	Date of Signing: July 1, 2024

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